Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

SECOND QUARTER 2009 HIGHLIGHTS

•	Rental and management segment revenue increased to $406.8 million

•	Adjusted EBITDA increased to $287.3 million

•	Cash provided by operating activities was $203.6 million

•	Added nearly 1,900 new communications sites to our portfolio

Boston, Massachusetts – July 29, 2009: American Tower Corporation (NYSE: AMT) today reported financial results for the second quarter ended June 30, 2009.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “The solid second quarter results delivered by our domestic and international teams, including the successful completion of our acquisition of XCEL Telecom in India, provide us with the confidence to reaffirm our 2009 outlook for revenue, Adjusted EBITDA and cash provided by operating activities. Further, trends such as the upcoming roll out of 4G networks including LTE and WiMAX in the US provide further insight into the drivers of long-term tower industry growth. These strong financial and operational trends are the foundation of our commitment to pursue growth initiatives both in the US and abroad, as well as to redeploy our excess cash to shareholders through our stock repurchase program.”

Operating Highlights

American Tower generated the following operating results for the quarter ended June 30, 2009 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2008):

Total revenues increased 7.5% to $423.4 million, and rental and management segment revenues increased 5.8% to $406.8 million. Rental and management segment revenue growth was negatively impacted by approximately 2.6% as a result of fluctuations in foreign currency exchange rates and 1.1% as a result of straight-line revenue recognition. Excluding the impacts of fluctuations in foreign currency exchange rates and straight-line revenue recognition, our Core Growth in rental and management segment revenue was 9.5%. Rental and Management Segment Gross Margin increased 7.4% to $318.0 million, and network development services segment revenue and Gross Margin increased to $16.6 million and $6.4 million, respectively.

Total selling, general, administrative and development expense was $49.9 million. The Company’s selling, general, administrative and development expense for the quarter included $12.8 million of non-cash stock-based compensation expense and an increase of approximately $4.8 million of bad debt expense. For the quarter ended June 30, 2008, selling, general, administrative and development expense included a one-time reduction related to payroll tax expense of approximately $3.1 million.

Adjusted EBITDA increased 5.5% to $287.3 million, and Adjusted EBITDA Margin was 68%. In addition to items noted above relating to our selling, general, administrative and development expense, Adjusted EBITDA growth was negatively impacted by approximately 1.9% as a result of fluctuations in foreign currency exchange rates and

0.8% as a result of straight-line revenue and expense recognition. Excluding the impacts of fluctuations in foreign currency exchange rates and straight-line revenue recognition, our Core Growth in Adjusted EBITDA was 8.2%.

Operating income was $166.4 million and net income was $56.3 million. Net income per basic and diluted common share was $0.14. Net income was negatively impacted by certain discrete items in the Company’s tax provision, which resulted in an effective tax rate of approximately 50% for the three months ended June 30, 2009. Based on its outlook for 2009, the Company estimates that its effective tax rate for the full year will be approximately 42% to 44%.

Investing Highlights

During the quarter ended June 30, 2009, cash provided by operating activities of $203.6 million, less $64.2 million in capital expenditures, resulted in Free Cash Flow of $139.4 million. Capital expenditures included $11.0 million for capital improvements and corporate capital expenditures, $35.8 million for the construction of new communications sites, $8.5 million for the purchase of land under our towers and $8.9 million for the augmentation of existing sites to accommodate new equipment. Separately, the Company spent $92.1 million on acquisitions, including our previously announced acquisition of XCEL Telecom Private Limited in India. During the quarter ended June 30, 2009, the Company completed the construction of 212 communications sites and purchased 1,667 communications sites. In addition, subsequent to the end of the second quarter, the Company acquired 230 communications sites in Brazil.

During the quarter ended June 30, 2009, the Company repurchased a total of 2.2 million shares of its Class A common stock for approximately $67.8 million pursuant to its stock repurchase program. As of July 24, 2009, the Company had repurchased approximately 17.5 million shares of its Class A common stock for approximately $641.2 million under its $1.5 billion share repurchase program announced in March 2008, which includes approximately 1.2 million shares of Class A common stock repurchased for approximately $38.2 million subsequent to June 30, 2009. The Company expects to continue to manage the pacing of the program in the future in response to general market conditions and other relevant factors.

Please refer to Non-GAAP and Defined Financial Measures on page 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 13.

2009 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of July 29, 2009. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. In particular, we note that if the recent volatility in foreign currency markets continues, specifically with respect to the Mexican Peso and Brazilian Real, actual results for 2009 could differ materially from the estimates set forth below. In addition, if the lack of credit availability continues, it may adversely affect the ability of certain of our customers to timely meet their obligations to the Company.

The Company’s 2009 outlook is based on the following average foreign exchange rates for the second half of 2009: (a) 13.75 Mexican Pesos to 1.00 US Dollar; and (b) 2.00 Brazilian Reais to 1.00 US Dollar. Our operations in Mexico and Brazil comprised approximately 9% and 5%, respectively, of our rental and management segment revenues for the three months ended June 30, 2009.

($ in millions)	Full Year 2009
Rental and management segment revenue (1)	$1,640	to	$1,665
Rental and Management Segment Gross Margin (1)(2)	1,277	to	1,297
Network development services segment revenue	35	to	50
Network Development Services Segment Gross Margin (2)	15	to	21
Adjusted EBITDA (1)(2)	1,161	to	1,185
Depreciation, amortization and accretion	410	to	420
Interest expense	255	to	245
Income from continuing operations	235	to	247
Cash provided by operating activities	838	to	878
Payments for purchase of property and equipment and construction activities (3)	220	to	255

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA outlook:

Rental and management segment revenue growth components:	2009 Midpoint
Core rental and management segment revenue growth (2)	10.0%
Estimated impact of fluctuations in foreign currency exchange rates	(2.0%)
Impact of non-cash straight-line revenue recognition (1)	(1.2%)

Total rental and management segment revenue growth	6.8%

Adjusted EBITDA growth components:	2009 Midpoint
Core Adjusted EBITDA growth (2)	10.2%
Estimated impact of fluctuations in foreign currency exchange rates	(1.3%)
Net impact of non-cash straight-line revenue and expense recognition (1)	(1.5%)

Total Adjusted EBITDA growth	7.4%

(1)	Outlook for rental and management segment revenue includes an estimated decrease in non-cash straight-line revenues of approximately $14 million in 2009 from the full year 2008. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2008.)

(2)	See Non-GAAP and Defined Financial Measures below.

(3)	Outlook for capital expenditures includes (a) $45 million for capital improvements and corporate expenditures; (b) $30 million to $35 million for the redevelopment of existing communications sites; (c) $30 million to $40 million for ground lease purchases; (d) $115 million to $135 million for the construction of approximately 900 to 1,100 new communications sites and for the installation of shared back-up power generators at certain of our tower sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2009 financial results and the Company’s outlook for the full year 2009. Supplemental materials for the call will be available on the Company’s website www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 18471792

A replay of the call will be available from 10:30 a.m. ET July 29, 2009 until 11:59 p.m. ET August 13, 2009. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 18471792

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates approximately 26,000 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth. The Company defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, non-cash stock-based compensation expense, corporate expenses, international business development expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, non-cash stock-based compensation expense, corporate expenses, international business development expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and non-cash stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. The Company defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition and foreign currency fluctuations. These measures are not intended to substitute for other measures of financial performance determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2009 outlook, our stock repurchase programs, the financial strength of certain of our customers and foreign currency exchange rates. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness and financial strength of its tenants; (7) our foreign operations are subject to economic, political, and other risks that could adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2009 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$323,637	$143,077
Restricted cash	50,774	51,866
Short-term investments and available-for-sale securities	8,990	2,028
Accounts receivable, net of allowances	72,526	51,313
Prepaid and other current assets	70,974	61,415
Deferred income taxes	191,157	163,981

Total current assets	718,058	473,680

Property and equipment, net	3,087,799	3,022,636
Goodwill	2,232,783	2,186,233
Other intangible assets, net	1,547,944	1,566,155
Deferred income taxes	267,350	381,428
Notes receivable and other long-term assets	632,553	581,533

Total	$8,486,487	$8,211,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$172,663	$151,985
Accrued interest	26,813	28,635
Current portion of long-term obligations	22,577	1,837
Unearned revenue	125,967	120,188

Total current liabilities	348,020	302,645

Long-term obligations	4,421,694	4,331,309
Other long-term liabilities	625,738	583,232

Total liabilities	5,395,452	5,217,186

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,697	4,685
Additional paid-in capital	8,159,913	8,109,224
Accumulated deficit	(2,241,237)	(2,356,127)
Accumulated other comprehensive loss	(19,532)	(20,031)
Treasury stock	(2,816,060)	(2,746,429)

Total American Tower Corporation stockholders’ equity	3,087,781	2,991,322
Non-controlling interest	3,254	3,157

Total stockholders’ equity	3,091,035	2,994,479

Total	$8,486,487	$8,211,665

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES:
Rental and management	$406,751	$384,343	$802,698	$758,326
Network development services	16,607	9,385	29,338	17,586

Total operating revenues	423,358	393,728	832,036	775,912

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	92,330	91,952	182,420	178,883
Network development services	10,243	4,922	17,858	8,549
Depreciation, amortization and accretion	102,463	99,697	202,331	196,769
Selling, general, administrative and development expense (1)	49,861	41,784	107,493	90,693
Other operating expenses	2,014	583	5,203	1,372

Total operating expenses	256,911	238,938	515,305	476,266

OPERATING INCOME	166,447	154,790	316,731	299,646

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,585	3,584	7,084	7,125
Interest income	482	979	981	1,942
Interest expense	(62,654)	(62,508)	(124,222)	(128,022)
Loss on retirement of long-term obligations	(5,994)	(211)	(5,994)	(236)
Other income (expense)	983	(1,326)	1,054	(2,104)

Total other expense	(63,598)	(59,482)	(121,097)	(121,295)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	102,849	95,308	195,634	178,351
Income tax provision	(51,428)	(44,535)	(88,535)	(85,336)
Income on equity method investments	7	8	17	13

INCOME FROM CONTINUING OPERATIONS	51,428	50,781	107,116	93,028
Income from discontinued operations, net	5,060	108,103	8,130	108,084

NET INCOME	56,488	158,884	115,246	201,112
Net income attributable to non-controlling interest	(199)	(98)	(356)	(171)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION (AMT)	$56,289	$158,786	$114,890	$200,941

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to AMT	$0.13	$0.13	$0.27	$0.23
Income from discontinued operations attributable to AMT	0.01	0.27	0.02	0.27

Net income attributable to AMT	$0.14	$0.40	$0.29	$0.51

DILUTED:
Income from continuing operations attributable to AMT	$0.13	$0.12	$0.26	$0.23
Income from discontinued operations attributable to AMT	0.01	0.26	0.02	0.26

Net income attributable to AMT	$0.14	$0.38	$0.28	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	397,418	396,935	397,300	397,031

DILUTED	408,832	421,617	408,855	422,488

(1)	Selling, general, administrative and development expense includes $12,836 and $13,597 of non-cash stock-based compensation expense for the three months ended June 30, 2009 and June 30, 2008, respectively, and $37,174 and $29,862 of non-cash stock-based compensation expense for the six months ended June 30, 2009 and June 30, 2008, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$115,246	201,112
Non-cash stock-based compensation expense	37,174	29,862
Depreciation, amortization and accretion	202,331	196,769
Deferred income taxes related to discontinued operations	(3,171)	(104,938)
Other non-cash items reflected in statements of operations	89,084	70,403
Increase in net deferred rent asset	(5,334)	(12,983)
Decrease (increase) in restricted cash	1,829	(1,341)
Increase in assets	(31,553)	(5,402)
Increase (decrease) in liabilities	3,740	(14,349)

Cash provided by operating activities	409,346	359,133

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(113,854)	(97,318)
Payments for acquisitions	(93,266)	(32,135)
Proceeds from sale of available-for-sale securities and other long term assets	2,395	2,354
Deposits, restricted cash, investments and other	(7,056)	(1,849)

Cash used for investing activities	(211,781)	(128,948)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from issuance of senior debt	300,000	—
Borrowings under credit facilities	—	475,000
Repayments of notes payable, credit facilities and capital leases	(257,484)	(326,326)
Purchases of Class A common stock	(65,745)	(296,566)
Proceeds from stock options, warrants and stock purchase plan	16,101	40,376
Deferred financing costs and other financing activities	(9,719)	(3,662)

Cash used for financing activities	(16,847)	(111,178)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(158)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	180,560	119,007
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	143,077	33,123

CASH AND CASH EQUIVALENTS, END OF PERIOD	$323,637	$152,130

CASH PAID FOR INCOME TAXES	$18,996	$21,806

CASH PAID FOR INTEREST	$119,881	$126,402

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	June 30, 2009
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	700,000
Senior Unsecured Term Loan	325,000
7.500% Senior Notes due 2012 (1)	20,816
7.125% Senior Notes due 2012	500,980
7.000% Senior Notes due 2017	500,000
7.250% Senior Notes due 2019	294,857
5.000% Convertible Notes due 2010	59,683
3.000% Convertible Notes due 2012	161,936
7.250% Senior Subordinated Notes due 2011	288
XCEL Telecom Credit Facility (2)	70,932
Other debt, including capital leases	59,779

Total debt	$4,444,271

Cash and cash equivalents	323,637

Net debt (Total debt less cash and cash equivalents)	$4,120,634

(1)	On July 20, 2009, the Company completed its redemption of the remaining $20.8 million principal amount of its 7.500% Senior Notes due 2012. Upon completion of the redemption, none of the Company’s 7.500% Senior Notes due 2012 remained outstanding.

(2)	Pursuant to the Company’s acquisition of XCEL Telecom Private Limited, the Company assumed XCEL’s outstanding indebtedness.

Share count rollforward: (In millions of shares)
Total shares outstanding, as of March 31, 2009	397.7
Shares repurchased	(2.2)
Shares issued	0.3

Total shares outstanding, as of June 30, 2009	395.8

Aggregate potential dilutive shares from other securities: (In millions of shares)
Convertible notes (1)	7.9
Vested and exercisable stock options with an average exercise price of $28.06 per share (2)	7.5
Warrants (3)	1.8

Potential dilution, as of June 30, 2009	17.1

(1)	Includes (a) 7.9 million shares related to the Company’s 3.000% Convertible Notes due 2012 which are convertible at $20.50 per share and excludes (b) 1.2 million shares related to the Company’s 5.000% Convertible Notes due 2010 which are convertible at $51.50 per share.

(2)	Excludes (a) 6.2 million of unvested stock options and (b) 2.0 million of unvested restricted stock units outstanding, as of June 30, 2009.

(3)	Reflects shares issuable upon exercise of warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended June 30, 2009
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	9.5%
Estimated impact of fluctuations in foreign currency exchange rates	(2.6%)
Impact of straight-line revenue recognition	(1.1%)

Total rental and management segment revenue growth	5.8%

Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	8.2%
Estimated impact of fluctuations in foreign currency exchange rates	(1.9%)
Net impact of straight-line revenue and expense recognition	(0.8%)

Total Adjusted EBITDA growth	5.5%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Rental and management segment straight-line revenue	$8,998	$12,028	$18,893	$26,141
Rental and management segment straight-line expense	6,381	7,626	13,559	14,286

Selling, general, administrative and development expense breakout:	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Rental and management segment overhead (1)	$23,589	$16,092	$41,234	$32,478
Network development services segment overhead	1,412	880	2,947	2,193
Corporate expenses (2)	10,901	8,596	23,897	21,703
International business development expenses	1,123	2,619	2,241	4,457
Non-cash stock-based compensation expense (3)	12,836	13,597	37,174	29,862

Total	$49,861	$41,784	$107,493	$90,693

(1)	Includes an increase of approximately $4.8 million of bad debt expense during the three months ended June 30, 2009 compared to the three months ended June 30, 2008.

(2)	Includes a $3.1 million one-time reduction during the three months ended June 30, 2008.

(3)	Includes $6.6 million related to the modification of certain stock option awards during the six months ended June 30, 2009.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

Interest expense detail:	Three Months Ended June 30,
	2009	2008
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,540	$24,683
Senior Unsecured Revolving Credit Facility and Term Loan, net of interest rate swap agreements	9,638	9,294
7.500% Senior Notes due 2012	3,195	4,219
7.125% Senior Notes due 2012	8,842	8,576
7.000% Senior Notes due 2017	8,750	8,750
7.250% Senior Notes due 2019	1,228	—
5.000% Convertible Notes due 2010	746	746
3.250% Convertible Notes due 2010	—	38
3.000% Convertible Notes due 2012	1,239	2,610
XCEL Telecom Credit Facility	885	—
Other debt, including capital leases and deferred financing costs	3,591	3,592

Total	$62,654	$62,508

SELECTED CASH FLOW DETAIL:

Payments for purchase of property and equipment and construction activities:	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Discretionary – new tower build, DAS system and generator installation	$35,794	$13,151	$59,070	$19,936
Discretionary – ground lease purchases	8,502	10,959	17,546	19,419
Redevelopment	8,940	18,770	18,997	40,197
Capital improvements	9,138	8,387	15,547	14,868
Corporate	1,853	1,426	2,695	2,898

Total	$64,227	$52,693	$113,854	$97,318

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended June 30, 2009	Wireless	Broadcast	In-building	Total
Beginning balance, April 1, 2009	23,344	414	174	23,932
New construction	210	—	2	212
Acquisitions	1,667	—	—	1,667
Adjustments/Reductions	(9)	—	—	(9)

Ending balance, June 30, 2009	25,212	414	176	25,802

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Net income (loss) to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin, Adjusted EBITDA Margin and Free Cash Flow are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliations to GAAP Measures:	2009	2008	2009	2008
Net income attributable to American Tower Corporation	$56,289	$158,786	$114,890	$200,941
Net income attributable to non-controlling interest	199	98	356	171

Net income	56,488	158,884	115,246	201,112
(Income) from discontinued operations, net	(5,060)	(108,103)	(8,130)	(108,084)

Income from continuing operations	51,428	50,781	107,116	93,028

Interest expense	62,654	62,508	124,222	128,022
Interest income	(482)	(979)	(981)	(1,942)
Interest income, TV Azteca, net	(3,585)	(3,584)	(7,084)	(7,125)
Loss on retirement of long-term obligations	5,994	211	5,994	236
Income tax provision	51,428	44,535	88,535	85,336
Income on equity method investments	(7)	(8)	(17)	(13)
Other (income) expense	(983)	1,326	(1,054)	2,104

Operating income	166,447	154,790	316,731	299,646

Depreciation, amortization and accretion	102,463	99,697	202,331	196,769
Other operating expenses	2,014	583	5,203	1,372
Non-cash stock-based compensation expense	12,836	13,597	37,174	29,862
Plus: Interest income, TV Azteca, net	3,585	3,584	7,084	7,125

Adjusted EBITDA	$287,345	$272,251	$568,523	$534,774

Corporate expenses (1)	12,024	11,215	26,138	26,160
Network development services segment overhead	1,412	880	2,947	2,193
Network development services segment operating expenses	10,243	4,922	17,858	8,549
Network development services segment revenue	(16,607)	(9,385)	(29,338)	(17,586)

Rental and Management Segment Operating Profit	$294,416	$279,883	$586,128	$554,090

Rental and Management segment overhead	23,589	16,092	41,234	32,478

Rental and Management Segment Gross Margin	$318,006	$295,975	$627,362	$586,568

Adjusted EBITDA (from above)	$287,345	$272,251	$568,523	$534,774
Corporate expenses (1)	12,024	11,215	26,138	26,160
Rental and Management segment overhead	23,589	16,092	41,234	32,478
Rental and Management segment operating expenses	92,330	91,952	182,420	178,883
Interest income, TV Azteca, net	(3,585)	(3,584)	(7,084)	(7,125)
Rental and Management segment revenue	(406,751)	(384,343)	(802,698)	(758,326)

Network Development Services Segment Operating Profit	$4,952	$3,583	$8,533	$6,844

Network development services segment overhead	1,412	880	2,947	2,193

Network Development Services Segment Gross Margin	$6,364	$4,463	$11,480	$9,037

Defined Financial Measures:
Adjusted EBITDA (from above)	$287,345	$272,251	$568,523	$534,774
Divided by total operating revenues	423,358	393,728	832,036	775,912

Adjusted EBITDA Margin	68%	69%	68%	69%

Cash provided by operating activities	$203,608	$176,751	$409,346	$359,133
Payments for purchase of property and equipment and construction activities	(64,227)	(52,693)	(113,854)	(97,318)

Free Cash Flow	$139,381	$124,058	$295,492	$261,815

(1)	Excludes non-cash stock-based compensation expense.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES

(In millions. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2009
Income from continuing operations (1)	$235	to	$247
Interest expense	255	to	245
Depreciation, amortization and accretion	410	to	420
Non-cash stock-based compensation expense	61	to	63
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	200	to	210

Adjusted EBITDA	$1,161	to	$1,185

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

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